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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): FEBRUARY 25, 2005

                          LIBERTY GROUP OPERATING, INC.

               (Exact Name of Registrant as Specified in Charter)

         DELAWARE                        333-46959              36-4197636
        ---------------               ---------------         ---------------
(State or Other Jurisdiction of         (Commission          (I.R.S. Employer
        Incorporation)                  File Number)        Identification No.)

                           3000 DUNDEE ROAD, SUITE 202
                           NORTHBROOK, ILLINOIS 60062

              (Address of Principal Executive Offices and Zip Code)

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Registrant's telephone number, including area code: (847) 272-2244


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

            NEW CREDIT FACILITY

            On February 28, 2005, Liberty Group Operating, Inc. entered into a Credit Agreement with a syndicate of financial institutions led by Wells Fargo Bank, National Association ("Wells Fargo"), with U.S. Bank National Association ("US Bank") as syndication agent, CIT Lending Services Corporation as documentation agent and Wells Fargo as administrative agent (the "New Credit Facility"). The New Credit Facility provides for a $280.0 million principal amount Term Loan B that matures in February 2012 and a revolving credit facility with a $50.0 million aggregate commitment amount available, including a $10.0 million sub-facility for letters of credit, that matures in February 2011.

            On February 28, 2005, Operating initially borrowed $4.0 million principal amount of revolving credit loans and $100.0 million principal amount of the Term Loan B. The net proceeds were used in the manner described below, as well as to (i) satisfy and discharge the indenture for the 11 5/8% Senior Discount Debentures due 2009 of Liberty Group Publishing, Inc., the parent of Operating ("Publishing"), (ii) provide Publishing with the funds necessary to redeem its Series A 14 3/4% Senior Redeemable Exchangeable Cumulative Preferred Stock on March 15, 2005 and (iii) to pay certain fees and expenses in connection with such transactions. The New Credit Facility provides that Operating may make an additional borrowing of up to $180.0 million principal amount of the Term Loan B within 60 days after the initial Term Loan B borrowing, and Operating intends to borrow the full amount thereunder on March 30, 2005 in connection with the redemption of Operating's 9 3/8% Senior Subordinated Notes due 2008 (the "Senior Subordinated Notes"; see Item 2.04 below for additional information).

            The New Credit Facility is secured by a first-priority security interest in substantially all of the tangible and intangible assets of Operating, Publishing and Publishing's other present and future direct and indirect subsidiaries. Additionally, the loans under the New Credit Facility are guaranteed, subject to specified limitations, by Publishing and all of the future direct and indirect subsidiaries of Operating and Publishing.

            The Term Loan B and the revolving credit facility bear interest at different rates, at Operating's option, equal to the Alternate Base Rate for an ABR loan (as defined therein) or the Adjusted LIBO Rate for a Eurodollar loan (as defined therein) plus the respective applicable margin. The applicable margin is based on: (1) whether the loan is an ABR loan or Eurodollar loan; and
(2) the ratio of (a) indebtedness of Operating and its subsidiaries to (b) pro forma EBITDA for the 12-month period then ended. Operating will also pay an annual fee equal to the applicable Eurodollar margin for the aggregate amount of outstanding letters of credit. Additionally, Operating will pay a fee on the unused portion of the revolving credit facility. No principal payments are due on the revolving credit facility until its maturity date. Assuming all of the Term Loan B is funded, the Term Loan B requires quarterly principal payments of $0.7 million, beginning on June 30, 2005, until December 31, 2011 and a final principal payment of $261.1 million on February 28, 2012, subject to reduction by the amount of any prepayments. The New Credit Facility contains financial covenants that require Operating to satisfy specified quarterly financial tests, including a minimum interest coverage ratio and a maximum leverage


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ratio. The New Credit Facility also contains affirmative and negative covenants, and events of default, customarily found in loan agreements for similar transactions.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

         OLD CREDIT FACILITY

         On February 28, 2005, Operating repaid in full, and terminated all of its obligations under, the Amended and Restated Credit Agreement, dated as of April 18, 2000, as amended, with the lenders from time to time party thereto, Citicorp USA, Inc. as administrative agent and swingline lender, Citibank, N.A. as issuing bank, DB Alex. Brown LLC as syndication agent, Wells Fargo Bank, N.A. as documentation agent and Bank of America, N.A. as co-agent (the "Old Credit Facility"). Publishing and its other subsidiaries' also terminated all of their respective security and guaranty obligations thereunder on February 28, 2005. Operating used funds drawn from the New Credit Facility to make the requisite termination payment ($66,339,072.38).

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

         NEW CREDIT FACILITY

         See Item 1.01 for a description of the material terms of the New Credit Facility, which is incorporated herein by reference.

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

         FULL OPTIONAL REDEMPTION OF SENIOR SUBORDINATED NOTES

         On February 28, 2005, Operating irrevocably called for redemption all of the outstanding Senior Subordinated Notes, with the Senior Subordinated Notes to be redeemed on March 30, 2005, in accordance with the Indenture for the Senior Subordinated Notes. Interest on the Senior Subordinated Notes will cease to accrue after March 30, 2005, and the only remaining rights of the holders of the Senior Subordinated Notes will be to receive payment of the redemption price thereon. The call for redemption of the Senior Subordinated Notes, and full payment in respect thereof on the redemption date, does not and will not accelerate or increase any other direct financial obligation of Operating.

         The redemption price consists of 101.563% of the $180,000,000 aggregate principal amount thereof, plus accrued and unpaid interest to March 30, 2005 (collectively, $185,579,025). Operating intends borrow $180,000,000 under the New Credit Facility on March 30, 2005 in connection with the redemption of Senior Subordinated Notes, and pay the remaining balance with cash on hand or from borrowings under the revolving credit facility.



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ITEM 8.01 OTHER EVENTS

         On February 28, 2005, Publishing issued a press release regarding the New Credit Facility and the related transactions, which is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.

         As soon as practicable after Operating's redemption of the Senior Subordinated Notes on March 30, 2005, and as permitted by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Operating will cease its filings with the Securities and Exchange Commission in accordance with the Exchange Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

    (c) Exhibits.

         A list of exhibits is set forth in the Exhibit Index which immediately precedes such Exhibits and is incorporated herein by reference.

This Form 8-K contains certain "forward-looking statements" (as defined in Section 21E of the Exchange Act, as amended) that reflect Operating's expectations regarding future events. Words such as "anticipates," "believes," "plans," "expects," "intends," "estimates" and similar expressions have been used to identify these forward-looking statements, but are not the exclusive means of identifying these statements. These statements reflect Operating's current beliefs and expectations and are based on information currently available to Operating. Accordingly, these statements are subject to known and unknown risks, uncertainties and other factors that could cause actual events to differ from those expressed in, or implied by, these statements. See Operating's Annual Report on Form 10-K for the year ended December 31, 2003 and all subsequent filings with the Securities and Exchange Commission for a discussion of other risks and uncertainties. As a result, no assurance can be given that the Operating's beliefs and expectations covered by such forward-looking statements will be achieved. Operating is not obligated and has no intention to update or revise these forward-looking statements to reflect new events, information or circumstances.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  March 1, 2005               LIBERTY GROUP OPERATING, INC.


                                       By:    /s/ Kenneth L. Serota
                                           -------------------------------------
                                       Name:  Kenneth L. Serota
                                       Title: President, Chief Executive Officer
                                              and Sole Director

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                                  EXHIBIT INDEX

EXHIBIT
NUMBER              DESCRIPTION
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
99.1                Press release, dated February 28, 2005.